SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 28, 2005

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

9777 Mt. Pyramid Court, Suite 100

Englewood, Colorado 80112
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

5.02(b):

Departure of Principal Officer, George A. Hallenbeck:  Effective July 29, 2005, George A. Hallenbeck, 63, will no longer hold the position of Chief Technical Officer of Evolving Systems, Inc. (the “Company”).  Mr. Hallenbeck will continue in his capacity as Chairman of the Board.

Compensation:  Mr. Hallenbeck will no longer receive compensation as an Executive Officer of the Company.  Effective October 1, 2005, he will be eligible to participate in the Company’s compensation plan for non-employee Directors, and will be reimbursed for reasonable expenses incurred in attending Board and Committee meetings.  The current compensation plan for non-employee Directors of the Company is as follows:

	Annual retainer (payable in quarterly increments)	Cash compensation per in person meeting	Cash compensation per telephone meeting (lasting more than 1/2 hour)	Annual cash compensation for Committee membership	Additional annual cash compensation for Chairperson
Board of Directors	$10,000	$1,500	$500		$4,000
Audit Committee				$2,000	$4,000
Compensation Committee				$1,500	$1,500
Governance & Nominating Committee				$1,500	$1,500

Indemnification: The Company has entered into indemnification agreements (the “Indemnification Agreements”) with each of its Directors and Executive Officers. Mr. Hallenbeck’s Indemnification Agreement will remain in place.  Subject to the provisions of the Indemnification Agreements, the Company shall indemnify and advance expenses to such directors and executive officers in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.   A copy of the form Indemnification Agreement provided to each of the Company’s Directors and Executive Officers is attached as Exhibit 99.1.

Change in Control:  Effective July 29, 2005, Mr. Hallenbeck’s Management Change in Control Agreement was terminated.  (see below for a discussion of the Company’s Management Change in Control Agreement) and was replaced with the standard Change in Control terms applicable to non-employee Directors, namely, acceleration of vesting of that number of stock options which would have vested over the 12 month period following the date on which a Change in Control occurs.  A copy of the form Change in Control provisions applicable to non-employee Directors is attached as Exhibit 99.2.

Miscellaneous:  While Mr. Hallenbeck remains on the Board of Directors, his existing stock options will continue to vest in accordance with the terms and conditions of their grant and of the Company’s Stock Option Plan.

Departure of Board Member, Brendan F. Reidy:  Effective July 28, 2005, Brendan F. Reidy has resigned from the Company’s Board of Directors because of time and travel commitments relating to his new position.  Mr. Reidy recently became the President, Chairman and CEO of Clarus Systems, Inc., a provider of automated testing solutions to certify the implementation and ongoing operations of IP Telephony Systems.

Mr. Reidy became a member of the Company’s Board of Directors in September 2002, and served on the Company’s Audit, Compensation and Nominating and Governance Committees.

The Board of Directors intends to fill the vacancy left by Mr. Reidy’s resignation in accordance with the Company’s Bylaws and Nasdaq Marketplace rules.

Departure of Principal Officer, Joseph P. Murray

Effective July 29, 2005, Joseph P. Murray’s employment with Evolving Systems, Inc. terminated.  Mr. Murray held the position of Sr. Vice President of Software Development of Evolving Systems, Inc.

5.02(c) Appointment of a new Executive Officer, Stuart Cochran

Effective July 29, 2005, Stuart Cochran was appointed as an Executive Officer of the Company, holding the position of Vice President, Activation and Mediation Market Unit.  Mr. Cochran is an employee of the Company’s subsidiary, Evolving Systems Limited, and works out of the Company’s office located in the city of Bath, United Kingdom.

Stuart Cochran joined the Company as a non-executive Vice President of the Activation Market Unit in November 2004 when the Company acquired Tertio Telecoms Limited (“Tertio”), a UK-based privately held supplier of activation and mediation software to communications service providers.  In April 2005, he also assumed responsibility for the Company’s Mediation Market Unit.  Mr. Cochran joined Tertio in August of 1994 and held a number of technical, pre-sales and product management positions until July 2000 when he was appointed Director of Product Strategy and Management, reporting to the company’s chief executive officer and sitting on the management team. In January 2003, Mr.Cochran became the Director of Product Management, Development and Marketing, a position he held at the time of the Tertio acquisition. Mr. Cochran has an MSc degree in Computing and Computer Modelling of Optoelectronic Devices and Systems and a BSc (Honours) degree in Theoretical Physics.

Employment Agreement: Mr. Cochran was employed by Tertio Telecoms Limited (“Tertio”) when Tertio was acquired by the Company on November 2, 2004, under an employment agreement entered with Tertio on January 8, 2003, as amended on December 9, 2004 (collectively, the “Employment Agreement”).  The Employment Agreement will remain in place, providing for the following:

•                  Annual base salary of £115,500 ($201,605 USD, based upon an exchange rate of 1.75);

•                  Incentive compensation of 30% of base salary, in accordance with the terms and conditions of the Company’s incentive compensation plan applicable to executive officers, a description of which was filed with the SEC in a Form 8-K on March 31, 2005;

•                  A retention bonus in the amount of £41,000 ($71,565 USD, based upon an exchange rate of 1.75) earned on November 2, 2005 (the first anniversary of the Tertio acquisition), provided Mr. Cochran remains an employee of Evolving Systems Limited.

•                  Stock options – Mr. Cochran received options for 75,000 shares of the Company’s common stock on the date of the Tertio acquisition; the stock options vest 25% on the one year anniversary of date of grant with the remaining shares to vest in 12 equal quarterly installments.

•                  The equivalent of 12 weeks of base salary in severance in the event the Company terminates Mr. Cochran’s employment for reasons other than gross misconduct or long absence from work as provided under the Company’s Permanent Health Insurance Scheme;

•                  Life insurance benefits commensurate with those provided to other Executive Officers of the Company; and

•                  Other benefits generally available to the employees of Evolving Systems Limited.

Indemnification: The Company will enter into an Indemnification Agreement with Mr. Cochran. in the form attached as Exhibit 99.1.

Management Change in Control Agreement.  The Company will enter into a Management Change in Control Agreement.  Each of the Company’s Executive Officers has entered into a Management Change in Control Agreement with the Company. Each agreement generally provides that upon a Qualified Termination (as defined below), the Company shall pay to the Executive Officer all amounts earned or accrued through the applicable termination date, including, without limitation, the Executive Officer’s base salary, a prorated portion of any earned incentive compensation, compensation for unused paid time off, reimbursement for reasonable and necessary expenses incurred by the Executive Officer on behalf of the Company during the period ending on the applicable termination date. The Company also is obligated to provide certain insurance benefits during the Executive Officer’s applicable severance period. Moreover, the Company has agreed to pay the Executive Officer an amount equal to 100% of his or her annual base salary, plus 100% of the Executive Officer’s annual incentive target, payable over a one year period. In addition, immediately upon the occurrence of a Change in Control (as defined below) or a Qualified Termination, 50% or 100%, respectively, of the Executive Officer’s unvested stock options shall vest. For Executive Officers residing in the United States, the Company also has agreed to reimburse the Executive Officer for any U.S. excise taxes payable as a result of the Executive Officer’s receipt of these payments. A Qualified Termination will occur upon any of the following:

•                  termination of the Executive Officer’s employment by the Company, without cause, as a result of the influence of a person or entity seeking to cause a Change in Control;

•                  termination of the Executive Officer’s employment by the Company for any reason, other than for cause, disability or death, within 12 months following a Change in Control; or

•                  resignation by the Executive Officer following a change in a material condition of the Executive Officer’s employment in anticipation of a Change in Control or within 12 months following a Change in Control.

A Change in Control will occur upon:

•                  the sale, transfer or other disposition of all or substantially all of the Company’s assets;

•                  a merger or consolidation in which the Company is not the surviving corporation;

•                  a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock are converted into other property; or

•                  the acquisition by any person, entity or group within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the beneficial ownership of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of directors.

The Company is reviewing these agreements in light of the new requirements included in the American Jobs Creation Act of 2004 (the “Jobs Creation Act”); amendments to these agreements may be required by December 31, 2005 in order to comply with the Jobs Creation Act.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits. The following exhibits are furnished with this Report:

99.1	Form Indemnification Agreement provided to Executive Officers and Directors of Evolving Systems, Inc.
99.2	Form Change in Control Provisions Applicable to Non-Employee Directors of Evolving Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2005

Evolving Systems, Inc.

	By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form Indemnification Agreement provided to Executive Officers and Directors of Evolving Systems, Inc.
99.2	Form Change in Control Provisions Applicable to Non-Employee Directors of Evolving Systems, Inc.